Exhibit 23.2

10496 Old Katy Road, Suite 200 Houston, Texas 77043	t: 713.224.6333 f: 713.224.6330 www.wdvgco.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our summary report dated February 14, 2017, included as Exhibit 99.4 to the 2016 Annual Report on Form 10-K of Lonestar Resources US Inc. We hereby consent to (1) all references to such report and/or to this firm in the Registration Statement and (2) our being named as an expert in the Registration Statement.

W.D. VON GONTEN & CO.

/s/ William D. Von Gonten, Jr.
William D. Von Gonten, Jr. President Houston, Texas February 14, 2018